EXHIBIT 99.3

Volkswagen Auto Loan Enhanced Trust 2005-1 MONTHLY SERVICER CERTIFICATE For the Collection Period ended 12-26-2005					Nov-05	Dec-05	Total
B.	SUMMARY
		Initial Balance	12/31/2005 Balance	Note Factor	Principal Payment	Principal Payment	Principal Payment
6	Class A-1 Notes	285,000,000.00	213,288,672.52	0.7483813	35,575,687.98	36,135,639.50	71,711,327.48
7	Class A-2 Notes	288,000,000.00	288,000,000.00	1.0000000	—	—	—
8	Class A-3 Notes	435,000,000.00	435,000,000.00	1.0000000	—	—	—
9	Class A-4 Notes	226,188,000.00	226,188,000.00	1.0000000	—	—	—
10	Subordinated Certificate	28,408,655.00	28,408,655.00	1.0000000	—	—	—

11	Total Securities	$1,262,596,655.00	$1,190,885,327.52		$35,575,687.98	$36,135,639.50	$71,711,327.48

12	Net Pool Balance	$1,364,964,811.90	$1,285,282,198.96

				Coupon Rate	Interest Pmt Due	Interest Pmt Due	Interest Pmt Due

13	Class A-1 Notes			4.3664%	1,175,289.33	937,824.33	2,113,113.66
14	Class A-2 Notes			4.7300%	1,286,560.00	1,135,200.00	2,421,760.00
15	Class A-3 Notes			4.8000%	1,972,000.00	1,740,000.00	3,712,000.00
16	Class A-4 Notes			4.8600%	1,038,202.92	916,061.40	1,954,264.32

	Total Securities				5,472,052.25	4,729,085.73	10,201,137.98

C.	COLLECTIONS AND AVAILABLE FUNDS

17	Scheduled Principal Payments Received				26,030,735.49	26,545,042.66	52,575,778.15
18	Scheduled Interest Payments Received				3,555,696.92	3,526,764.40	7,082,461.32
19	Prepayments of Principal Received				377,386.35	341,963.13	719,349.48
20	Liquidation Proceeds				13,109,262.85	12,968,827.41	26,078,090.26
21	Recoveries Received				—	—	—
22	Other Payments Received to Reduce Principal				—	—	—

23	Subtotal: Total Collections				43,073,081.61	43,382,597.60	86,455,679.21

24	Repurchased Receivables				—	—	—
25	Reserve Account Excess Amount (Item 86)				10,118.39	21,772.86	31,891.25

26	Total Available Funds, prior to Servicer Advances				43,083,200.00	43,404,370.46	86,487,570.46

27	Servicer Advance (Item 69)				—	—	—

28	Total Available Funds + Servicer Advance				43,083,200.00	43,404,370.46	86,487,570.46

29	Reserve Account Draw Amount (Item 72)				—	—	—

30	Total Available Funds + Servicer Advance and Reserve Account Draw Amount				43,083,200.00	43,404,370.46	86,487,570.46

D.	DISTRIBUTIONS

	Distribution Summary:
31	Prior Advance Reimbursement (Item 75)				—	—	—
32	Servicing Fees (Item 39)				1,052,163.88	1,022,517.47	2,074,681.35
33	Class A Noteholder Interest (Item 48)				5,472,052.25	4,729,085.73	10,201,137.98
34	Principal Distribution Amount (Item 73)				35,575,687.98	36,135,639.50	71,711,327.48
35	Amount Paid to Reserve Account to Reach Specified Balance				983,295.89	1,517,127.76	2,500,423.65
36	Other Amounts Paid to Trustees				—	—	—
37	Certificateholders Principal Distribution Amount				—	—	—

38	Remaining Funds to Seller				—	—	—

EXHIBIT 99.3

Volkswagen Auto Loan Enhanced Trust 2005-1 MONTHLY SERVICER CERTIFICATE For the Collection Period ended 12-26-2005		Nov-05	Dec-05	Total
	Distribution Detail:

39	Servicing Fees	1,052,163.88	1,022,517.47	2,074,681.35

	Pro rata:
40	Class A-1 Interest	1,175,289.33	937,824.33	2,113,113.66
41	Class A-2 Interest	1,286,560.00	1,135,200.00	2,421,760.00
42	Class A-3 Interest	1,972,000.00	1,740,000.00	3,712,000.00
43	Class A-4 Interest	1,038,202.92	916,061.40	1,954,264.32
44	Class A-1 Interest Carryover Shortfall	—	—	—
45	Class A-2 Interest Carryover Shortfall	—	—	—
46	Class A-3 Interest Carryover Shortfall	—	—	—
47	Class A-4 Interest Carryover Shortfall	—	—	—

48	Class A Noteholder Interest	5,472,052.25	4,729,085.73	10,201,137.98

E.	CALCULATIONS

	Calculation of Principal Distribution Amount:
49	Beginning Note Balance - All Classes	1,262,596,655.00	1,227,020,967.02	1,262,596,655.00
50	Beginning Net Pool Balance	1,364,964,811.90	1,325,364,091.30	1,364,964,811.90
51	Receipts of Scheduled Principal	(26,030,735.49)	(26,545,042.66)	(52,575,778.15)
52	Receipts of Prepaid Principal	(377,386.35)	(341,963.13)	(719,349.48)
53	Liquidation Proceeds	(13,109,262.85)	(12,968,827.41)	(26,078,090.26)
54	Other Collections of Principal	—	—	—
55	Principal Amount of Repurchases	—	—	—
56	Principal Amount of Defaulted Receivables	(83,335.91)	(226,059.14)	(309,395.05)
57	Ending Net Pool Balance	1,325,364,091.30	1,285,282,198.96	1,285,282,198.96
58	Yield Supplement Overcollateralization Amount	98,343,124.28	94,396,871.44	94,396,871.44
59	Adjusted Pool Balance	1,227,020,967.02	1,190,885,327.52	1,190,885,327.52
60	Less: Adjusted Pool Balance - End of Collection Period

61	Calculated Principal Distribution Amount	35,575,687.98	36,135,639.50	71,711,327.48

	Calculation of Servicer Advance:
62	Available Funds, prior to Servicer Advances (Item 26)	43,083,200.00	43,404,370.46
63	Less: Prior Advance Reimbursement (Item 31)	—	—
64	Less: Servicing Fees Paid (Item 32)	1,052,163.88	1,022,517.47
65	Less: Interest Paid to Noteholders (Item 33)	5,472,052.25	4,729,085.73
66	Less: Calculated Principal Distribution (Item 61)	35,575,687.98	36,135,639.50

67	Equals: Remaining Available Funds before Servicer Advance	983,295.89	1,517,127.76
68	Monthly Loan Payments Due on Included Units but not received (N/A if Item 67 > 0)	N/A	N/A

69	Servicer Advance (If Item 67 < 0, lesser of Item 67 and Item 68, else 0)	—	—	—

	Calculation of Reserve Account Draw Amount:
70	Remaining Available Funds, before Reserve Account Draw (Item 67 plus Item 69)	983,295.89	1,517,127.76	2,500,423.65
71	Available Funds Shortfall Amount (If Item 70 < 0, Item 70, else 0)	—	—	—

72	Reserve Account Draw Amount (If Item 71 is > 0, Lesser of Reserve Acct Balance and Item 71)	—	—	—

73	Principal Distribution Amount (Item 61 - Available Funds Shortfall + Reserve Account Draw Amt)	35,575,687.98	36,135,639.50	71,711,327.48

	Reconciliation of Servicer Advance:
74	Beginning Balance of Servicer Advance	—	—	—
75	Less: Prior Advance Reimbursement	—	—	—
76	Plus: Additional Payment Advances for Current Period	—	—	—

77	Ending Balance of Payment Advance	—	—	—

EXHIBIT 99.3

Volkswagen Auto Loan Enhanced Trust 2005-1 MONTHLY SERVICER CERTIFICATE For the Collection Period ended 12-26-2005		Nov-05	Dec-05	Total
F.	RESERVE ACCOUNT

	Reserve Account Balances:
78	Specified Reserve Account Balance (Lesser of (a) $9,469,474.91, and (b) the aggregate note balance)	9,469,474.91	9,469,474.91	9,469,474.91
79	Initial Reserve Account Balance	6,312,983.28	6,312,983.28	6,312,983.28

80	Beginning Reserve Account Balance	6,312,983.28	7,306,397.56	6,312,983.28
81	Plus: Net Investment Income for the Collection Period	10,118.39	21,772.86	31,891.25

82	Subtotal: Reserve Fund Available for Distribution	6,323,101.67	7,328,170.42	6,344,874.53
83	Plus: Deposit of Excess Available Funds (Item 35)	983,295.89	1,517,127.76	2,500,423.65
84	Less: Reserve Account Draw Amount (Item 72)	—	—	—

85	Subtotal Reserve Account Balance	7,306,397.56	8,845,298.18	8,845,298.18
86	Less: Reserve Account Excess Amount to Available Funds (If Item 85 > Item 78)	—	—	—

87	Equals: Ending Reserve Account Balance	7,306,397.56	8,845,298.18	8,845,298.18

88	Change in Reserve Account Balance from Immediately Preceding Payment Date	993,414.28	1,538,900.62

G.	POOL STATISTICS

	Collateral Pool Balance Data:	Current	Current

89	Net Pool Balance	1,325,364,091	1,285,282,199
90	Number of Current Contracts	83,840	82,843
91	Weighted Average Loan Rate	3.41%	3.41%
92	Average Remaining Term	48.4	47.7
93	Average Original Term	57.9	58.0

		Outstanding	Outstanding
	Net Credit Loss and Repossession Activity:	Principal Balance	Principal Balance	Total

94	Aggregate Outstanding Principal Balance of Charged Off Receivables	83,336	226,059	309,395
95	Liquidation Proceeds on Related Vehicles	—	—	—
96	Recoveries Received on Receivables Previously Charged Off	—	—	—

97	Net Principal Losses for Current Collection Period	83,336	226,059	309,395

98	Beginning Net Principal Losses	—	83,336
99	Net Principal Losses for Current Collection Period	83,336	226,059

100	Cumulative Net Principal Losses	83,336	309,395

		Outstanding	Outstanding
	Delinquencies Aging Profile - End of Period:	Principal Balance	Principal Balance

101	Current	1,319,233,489	1,277,141,888
102	31 - 60 Days Delinquent	6,130,602	7,220,185
103	61 - 90 Days Delinquent	—	920,126

104	Total	1,325,364,091	1,285,282,199